                                                                      EXHIBIT 11

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

                       CALCULATION OF EARNINGS PER SHARE
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                       1996       1995        1994
                                                                                      ------     ------     --------
Primary Basis --
  Net income........................................................................  $222.6     $707.9     $1,021.8
  ESOP preferred dividends -- net of tax............................................      --      (17.2)       (34.1)
  Dividend requirement on other preferred stock.....................................      --        (.6)        (1.2)
  Preferred dividends on common stock equivalents...................................      --         .6          1.2
                                                                                      ------     ------       ------
  Net income applicable to primary earnings per share...............................  $222.6     $690.7     $  987.7
                                                                                      ======     ======       ======
  Average common shares outstanding.................................................   117.9      110.6        114.0
  Common shares issuable in respect to common stock equivalents.....................     2.5        1.5          1.2
                                                                                      ------     ------       ------
  Average common equivalent shares..................................................   120.4      112.1        115.2
                                                                                      ======     ======       ======
Earnings Per Share
  Continuing operations.............................................................  $ 1.85     $  .03     $   1.46
  Discontinued operations...........................................................      --       8.87         7.21
  Extraordinary item................................................................      --      (2.74)          --
  Cumulative effect of accounting changes...........................................      --         --         (.10)
                                                                                      ------     ------       ------
  Net income........................................................................  $ 1.85     $ 6.16     $   8.57
                                                                                      ======     ======       ======
Fully Diluted Basis --
  Net income applicable to primary earnings per share...............................  $222.6     $690.7     $  987.7
  ESOP preferred dividends -- net of tax............................................      --       17.2         34.1
  If converted ESOP expense adjustment -- net of tax benefit........................      --       (9.9)       (20.0)
                                                                                      ------     ------       ------
  Net income applicable to fully diluted earnings per share.........................  $222.6     $698.0     $1,001.8
                                                                                      ======     ======       ======
  Average common equivalent shares..................................................   120.4      112.1        115.2
  Additional common shares issuable assuming full dilution..........................      --        5.6          9.7
                                                                                      ------     ------       ------
  Average common equivalent shares assuming full dilution...........................   120.4      117.7        124.9
                                                                                      ======     ======       ======
Earnings Per Share
  Continuing operations.............................................................  $ 1.85     $  .09     $   1.46
  Discontinued operations...........................................................      --       8.45         6.65
  Extraordinary item................................................................      --      (2.61)          --
  Cumulative effect of accounting changes...........................................      --         --         (.09)
                                                                                      ------     ------       ------
  Net income........................................................................  $ 1.85     $ 5.93     $   8.02
                                                                                      ======     ======       ======

     In 1995 and 1994, the Series N convertible preferred stock was considered a common stock equivalent. With respect to options, it is assumed that the proceeds received upon exercise are used to acquire common stock of the Corporation. The dilutive nature of securities is determined quarterly based on the forecast of annual earnings.